                                                                    EXHIBIT 4.11


                            8% CONVERTIBLE DEBENTURE

NEITHER THE SECURITY EVIDENCED BY THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


NO. 1                                                              US $2,650,000

                        TELESERVICES INTERNET GROUP INC.

                 8% CONVERTIBLE DEBENTURE DUE DECEMBER 31, 2000


         THIS DEBENTURE is issued by TeleServices Internet Group Inc. a corporation organized and existing under the laws of the State of Florida (the "Company") and is designated as its 8% Convertible Debenture Due December 31, 2000.

         FOR VALUE RECEIVED in the form of financial advisory services and the delivery of a fairness opinion by Ladenburg Thalmann & Co. Inc. in connection with the Company's completed acquisition of GeneralSearch.com, Inc., receipt of which is hereby acknowledged by the Company, the Company hereby promises to pay to Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, NY 10022, or permitted assigns (the "Holder"), the principal sum of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00) on or before the earliest of December 31, 2000 or the closing of one or more debt and/or equity financings (including but not limited to financings pursuant to any line of credit or other financing made available to the Company by any bank) (the "Maturity Date"), with interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the principal sum outstanding from time to time quarterly in arrears at the rate of 8% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or the outstanding amount hereunder has been converted in accordance with the provisions hereof. If the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The Company will pay the principal and any accrued but unpaid interest on this Debenture on the Maturity Date, to the registered holder of this Debenture in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts and shall be payable at the principal office of the Holder or at such other address designated in writing by the Holder to the company.

         This Debenture is subject to the following additional provisions:

1. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or


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other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

2. This Debenture has been issued without registration under, and may be transferred or exchanged only in compliance with, the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to any transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue.

3. The Holder of this Debenture is entitled, at its option, to convert at any time after the Maturity Date, the unpaid principal amount of this Debenture or any portion thereof, and all or a portion of the accrued but unpaid interest (subject to the right of the Company to pay the accrued but unpaid interest in cash as set forth in Paragraph 5(a) below), into that number of shares of Common Stock of the Company ("Conversion Shares") as is determined by dividing the unpaid principal amount of this Debenture, and any accrued but unpaid interest thereon (or such portion as the Holder elects to convert) by the per share Conversion Price, upon 5 days prior written notice to the Company. The term "Conversion Price" shall mean a price per share equal to 85% of the Market Price at the Conversion Date (as defined in Paragraph 5 hereof), and the term "Market Price" shall mean the average of the three lowest closing bid prices of the Company's Common Stock (as reported by Bloomberg, LP) over the ten trading days preceding the Conversion Date.

4. The Company shall have the right to prepay the principal amount of this Debenture, together with all accrued but unpaid interest thereon, in whole or in part at any time on or before the Maturity Date upon 15 days' prior written notice to the Holder and without penalty or premium.

5. (a) Conversion shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash as set forth above or in registered Common Stock upon conversion at the Conversion Price on the Conversion Date. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 727-896-4206, attention Robert Gordon, and shall be deemed effectively given if a confirmed facsimile is sent pursuant hereto during normal business hours of the Company, if not, then on the next business day. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5) trading days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

         (b) The Company understands that a delay in the issuance of shares of Common Stock upon a conversion beyond the five (5) trading day period described in Paragraph 5(a) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the



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Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of trading days beyond five (5) trading days from the date the Notice of Conversion is delivered to the Company).




-------------------------------------------------------------------------------
                                         Late Payment for Each
                                         $5,000 of Principal Amount
No. Trading Days Late                    Being Converted
-------------------------------------------------------------------------------

1                                        $100
-------------------------------------------------------------------------------

2                                        $200
-------------------------------------------------------------------------------

3                                        $300
-------------------------------------------------------------------------------

4                                        $400
-------------------------------------------------------------------------------

5                                        $500
-------------------------------------------------------------------------------

6                                        $600
-------------------------------------------------------------------------------

7                                        $700
-------------------------------------------------------------------------------

8                                        $800
-------------------------------------------------------------------------------

9                                        $900
-------------------------------------------------------------------------------

10                                       $1,000
-------------------------------------------------------------------------------

More than 10                             $1,000 + $200 for each Trading Day
                                         Late beyond 10 Trading Days
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

The Company shall pay any payments incurred under this Paragraph 5(b) in immediately available funds upon demand. Nothing herein shall limit Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder, including, without limitation, the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) trading days from the date the Notice of Conversion is delivered to the Company, the Holder will be entitled to revoke the



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relevant Notice of Conversion by delivering a notice to such effect to the
Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event no late payments shall be due in connection with such withdrawn conversion.

If at any time (a) the Company challenges, disputes or denies the right of the Holder to effect the conversion of this Debenture into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with this Paragraph 5 or (b) any Company stockholder who is not and has never been an Affiliate (as defined in Rule 405 under the Act, as amended) of the Holder obtains a judgment or any injunctive relief from any court or public or governmental authority which denies, enjoins, limits, modifies, delays or disputes the right of the holder hereof to effect the conversion of this Debenture into Common Stock, then the Holder shall have the right, by written notice, to require the Company to promptly redeem this Debenture for cash at a redemption price equal to one hundred thirty percent (130%) of the outstanding principal amount hereof and all accrued and unpaid interest hereon. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), subject in the case of clause (b) to the Company's right to control and assume the defense of any such action. In the absence of an injunction precluding the same, the Company shall issue shares upon a properly noticed conversion.

The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the Holder's conversion privilege.

6. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute, unconditional and irrevocable, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This Debenture is a direct obligation of the Company.

7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. The Company shall notify the Holder in writing no less than 30 (thirty) days prior to any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), and the Holder hereof shall have the right to convert the principal balance outstanding, together with any accrued but unpaid interest thereon, upon the terms set forth herein by delivering a Notice of Conversion to the Company in accordance with Paragraph 5 hereof within fifteen (15) days of receipt of notice of such Sale from the Company.

8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a



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violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

10.      The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture when due and same shall continue for a period of three (3) days; or

                  b. Any of the representations or warranties made by the Company herein, in the Registration Rights Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Registration Rights Agreement shall be false or misleading in any material respect at the time made; or

                  c. The Company (i) fails to issue shares of Conversion Shares to the Holder or to cause its Transfer Agent to issue Conversion Shares upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (ii) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Shares issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or (iii) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any Conversion Shares issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for three (3) trading days; or

                  d. The Company shall fail to use 100% of the net proceeds of any debt and/or equity financings (including but not limited to any financings pursuant to any line of credit or other financing made available to the Company by any bank) to reduce the principal balance outstanding, together with any accrued but unpaid interest thereon from time to time; or

                  e. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under (i) the Registration Rights Agreement (including but not limited to any failure by the Company to comply with its obligation to file a registration statement pursuant to Section 3 of the Registration Rights Agreement), or (ii) this Debenture, and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

                  f. The Company shall (1) after the date hereof admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or



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                           consent to the appointment of a trustee, liquidator
                           or receiver for its or for a substantial part of its property or business; or

                  g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                  h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

                  i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been expressly waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) the principal balance outstanding under this Debenture, together with any accrued but unpaid interest thereon, shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder shall be entitled in its sole discretion and at its election to immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. The amount due and payable hereunder to the Holder as of the Maturity Date shall increase each month by an amount equal to 2.5% of the total amount outstanding on the first day of each month during which such amount remains outstanding.

12. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.


13. The Holder shall, promptly upon full payment by the Company of the principal of and interest on this Debenture, together with all costs and expenses, if any, due hereon, surrender this Debenture to the Company for retirement and cancellation; provided, however, that to the extent that the Company makes one or more payments to the Holder, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other part under the United States Bankruptcy Code, as amended, any state or federal law, common law, or equitable causes ("Voidable Transfer") and the Holder is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of its counsel is advised to do so, then as to any such



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Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of Payee related thereto), the liability of the Company shall automatically be revived, reinstated and restored and shall exist in full force and effect as though such Voidable Transfer had never been made.

14. In no event shall the Holder be permitted to convert this Debenture for Conversion Shares in excess of the amount of this Debenture upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than Conversion Shares) plus (y) the number of Conversion Shares, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of this Debenture held by such Holder after application of this Paragraph 12. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Paragraph 12 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture is convertible (in relation to other securities owned by such holder) and of which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert this Debenture into shares of Common Stock at such time as such conversion will not violate the provisions of this Paragraph 12. The provisions of this Paragraph 12 may be waived by the Holder of this Debenture upon not less than 75 days' prior notice to the Company, and the provisions of this Paragraph 12 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Paragraph 12 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and non-assessable.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:   August 23, 2000
                                         TeleServices Internet Group, Inc.

                                         By: /s/ Robert P. Gordon
                                             -----------------------------------
                                             Robert P. Gordon, Chairman


Attest:



/s/ Paul W. Henry
-----------------



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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No.1 into Shares of Common Stock of TeleServices Internet Group, Inc. (the "Company") according to the conditions hereof, as of the date written below.


Date of Conversion*
                   -------------------------------------------------------------

Applicable Conversion Price*
                             ---------------------------------------------------

Accrued Interest
                ----------------------------------------------------------------

Signature
         -----------------------------------------------------------------------
                                     [Name]

Address:
         -----------------------------------------------------------------------


         -----------------------------------------------------------------------


* This original Notice of Conversion must be received by the Company by the third Trading Day following the Date of Conversion, and, if such conversion represents the remaining principal balance of the Debenture, the original Debenture.






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